UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2013

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

NeoStem, Inc. (“NeoStem” or the “Company”) is currently finalizing its financial results for the three months ended September 30, 2013.  While complete financial information and operating data as of and for such period are not available, our management preliminarily estimates a cash position of approximately $17.0 million at September 30, 2013.  There were 21,193,870 shares of common stock outstanding at September 30, 2013.  During the quarter ended September 30, 2013, the Company (a) issued 985,404 shares of common stock for gross proceeds of $7,273,650 pursuant to our Common Stock Purchase Agreement with Aspire Capital Fund, LLC, (b) issued 380,455 shares of common stock for gross proceeds of $2,020,410 pursuant to the exercise of various warrants, (c) issued 16,369 shares of common stock for gross proceeds of $86,658 pursuant to the exercise of various options, (d) issued 27,704 shares of common stock pursuant to the Company’s equity compensation plan and (e) issued 120,348 shares of common stock in exchange for services rendered by various consultants and service providers.

The estimate above is preliminary and may change. Our auditors and we have not completed our normal quarterly review procedures for the quarter ended September 30, 2013, and there can be no assurance that our final cash position for this quarter will not differ from this estimate, including as a result of quarter-end closing procedures or review adjustments, and such changes could be material. This estimate should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP or as a measure of our performance.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

Amendment to Amended and Restated 2009 Equity Compensation Plan

At the Annual Meeting, the Company’s stockholders duly approved an amendment to the Company’s Amended and Restated 2009 Equity Compensation Plan (as amended from time to time, the “Amended and Restated 2009 Plan”), to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares. Persons eligible to receive options, stock appreciation rights or other awards under the Amended and Restated 2009 Plan are those employees, consultants and directors of NeoStem and its subsidiaries who, in the opinion of the Compensation Committee of the Company’s board of directors, are in a position to contribute to NeoStem’s success. A description of the Amended and Restated 2009 Plan is set forth in Proposal 5 contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 30, 2013 (the “Proxy Statement”). The full text of the Amended and Restated 2009 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2013 Annual Meeting of Stockholders held on October 3, 2013 (the “Annual Meeting”), the stockholders of NeoStem duly approved a proposal to adopt an Amended and Restated Certificate of Incorporation of the Company (the "Amended and Restated Charter"), including amendments to (a) provide for the classification of the Company’s board of directors into three classes, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly qualified, and certain related provisions regarding the board of directors, (b) simplify the description of the business permitted to be carried on by the Company, and (c) restate and integrate into a single instrument all prior amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, as in force prior to the adoption of the Amended and Restated Charter.

Immediately upon approval on October 3, 2013, the Company filed the Amended and Restated Charter with the Secretary of State of the State of Delaware. The Amended and Restated Charter replaces and supersedes the Company’s prior Amended and Restated Certificate of Incorporation, as amended, in all respects.

Pursuant to the Amended and Restated Charter, the classification of the Company’s board of directors became effective at the Annual Meeting, at which the stockholders elected directors to staggered classes, with one class elected to an initial term expiring at the 2014 annual meeting, a second class elected to a term expiring at the 2015 annual meeting, and a third class elected to a term expiring at the 2016 annual meeting, as further described under Item 5.07 of this Current Report on Form 8-K. At each annual meeting beginning in 2014, directors will be elected to succeed those of the class whose terms then expire and each newly-elected director will serve for a three-year term. Because the Amended and Restated Charter does not provide for removal of directors without cause, pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), members of the Company’s board may be removed by the stockholders before the expiration of their respective terms only for cause.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by the full text of the Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting held on October 3, 2013 (for a full description of each such matter see the Proxy Statement), as well as the final voting results with respect to each such matter:

Proposal 1. The stockholders adopted the Company’s Amended and Restated Charter. The final voting results with respect to this Proposal were as follows: 10,365,731 votes for; 731,365 votes against; 87,668 votes abstaining; and 5,273,289 broker non-votes.

Proposal 2(a). Because the stockholders adopted the Amended and Restated Charter providing for the classification of the Company’s board of directors effective at the Annual Meeting, the stockholders elected (a) three Class I directors to an initial one-year term expiring at the 2014 annual meeting, (b) two Class II directors to an initial two-year term expiring at the 2015 annual meeting and (c) two Class III directors to an initial three-year term expiring at the 2016 annual meeting. The final voting results with respect to the seven directors so elected to the Company’s board (with the class of each director set forth next to his or her respective name) were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew L. Pecora, M.D. (Class I)	11,030,836	153,928	5,273,289
Richard Berman (Class I)	10,841,417	343,353	5,273,289
Eric H.C. Wei (Class I)	11,027,843	156,921	5,273,289
Drew Bernstein (Class II)	10,842,365	342,399	5,273,289
Martyn D. Greenacre (Class II)	11,026,188	158,576	5,273,289
Robin L. Smith, M.D. (Class III)	11,021,120	163,644	5,273,289
Steven S. Myers (Class III)	10,651,227	533,537	5,273,289

Proposal 2(b). Because the stockholders elected directors to staggered classes pursuant to Proposal 2(a), Proposal 2(b) (election of seven directors, each to serve a one-year term expiring at the 2014 annual meeting) did not need to be considered at the Annual Meeting.

Proposal 3. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 10,401,460 votes for; 592,687 votes against; 190,617 votes abstaining; and 5,273,289 broker non-votes.

Proposal 4. The stockholders recommended, on a non-binding advisory basis, the option of “every year” with respect to the frequency of stockholder advisory votes on executive compensation. The final voting results with respect to this Proposal were as follows: 10,128,008 votes for the option of “every year”; 529,578 votes for the option of “every 2 years”; 371,081 votes for the option of “every 3 years”; 164,097 votes abstaining; and 5,273,289 broker non-votes.

Proposal 5. The stockholders approved the amendment to the Amended and Restated 2009 Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares. The final voting results with respect to this Proposal were as follows: 9,860,961 votes for; 1,148,828 votes against; 174,925 votes abstaining; and 5,273,289 broker non-votes.

Proposal 6. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The final voting results with respect to this Proposal were as follows: 16,225,512 votes for; 159,298 votes against; 73,243 votes abstaining; and 0 broker non-votes.

Item 8.01. Other Events.

On October 3, 2013, NeoStem issued a press release announcing its intention to offer shares of its common stock in an underwritten public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements:

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company's management judgment regarding future events. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors including, but not limited to, factors identified from time to time in the Company's periodic filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and other factors identified from time to time in the Company's periodic filings with the SEC. NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of NeoStem, Inc., filed with the Secretary of State of the State of Delaware on October 3, 2013(1)
10.1	Amended and Restated NeoStem, Inc. 2009 Equity Compensation Plan, as amended(1)
99.1	Press Release of NeoStem, Inc. dated October 3, 2013(1)
_____________
(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name:	Catherine M. Vaczy, Esq.
Title:	Vice President and General Counsel

Dated: October 3, 2013